Exhibit 99.1

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Delta Reports Financial and Operating Performance for May 2013

ATLANTA, June 4, 2013 – Delta Air Lines (NYSE: DAL) today reported financial and operating performance for May 2013.

Consolidated passenger unit revenue (PRASM) for the month of May increased 0.5% year over year driven by unit revenue gains in Delta’s New York hubs and the international entities, which offset 1 point of negative impact to system PRASM from the yen devaluation.

Delta completed 99.9 percent of its flights in May and ran an on-time arrival rate of 86.2 percent. Over the Memorial Day travel weekend, Delta carried more than 1.3 million passengers, with a 99.98 percent completion factor and a 91 percent on-time arrival rate.

The company’s financial and operating performance is detailed below.

Preliminary Financial and Operating Results
May Consolidated PRASM change year over year	0.5%
Projected June quarter fuel price per gallon, adjusted	$3.00-$3.05
May On-time performance (preliminary DOT A14)	86.2%
May Mainline completion factor	99.9%

Note: Fuel price includes taxes, transportation, settled hedges, hedge premiums and refinery impact, but excludes mark to market adjustments on open hedges.

Delta Air Lines serves more than 160 million customers each year. Delta was named by Fortune magazine as the most admired airline worldwide in its 2013 World’s Most Admired Companies airline industry list, topping the list for the second time in three years. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 328 destinations in 64 countries on six continents. Headquartered in Atlanta, Delta employs nearly 80,000 employees worldwide and operates a mainline fleet of more than 700 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading trans-Atlantic joint venture with Air France-KLM and Alitalia. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with hubs in Amsterdam, Atlanta, Cincinnati, Detroit, Memphis, Minneapolis-St. Paul, New York-LaGuardia, New York-JFK, Paris-Charles de Gaulle, Salt Lake City and Tokyo-Narita. Delta is investing more than $3 billion in airport facilities and global products, services and technology to enhance the customer experience in the air and on the ground. Additional information is available on delta.com, Twitter @Delta, Google.com/+Delta and Facebook.com/delta.

Forward Looking Statements

Statements in this press release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the availability of aircraft fuel; the impact of posting collateral in connection with our fuel hedge contracts; the impact of significant funding obligations with respect to defined benefit pension plans; the impact that our indebtedness may have on our financial and operating activities and our ability to incur additional debt; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub airports; our dependence on technology in our operations; disruptions or security breaches of our information technology infrastructure; the ability of our credit card processors to take significant holdbacks in certain circumstances; the possible effects of accidents involving our aircraft; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; failure or inability of insurance to cover a significant liability at the Trainer refinery; the impact of environmental regulation on the Trainer refinery; our ability to retain management and key employees; our ability to use net operating losses to offset future taxable income; competitive conditions in the airline industry; the effects of extensive government regulation on our business; the effects of terrorist attacks; the effects of the rapid spread of contagious illnesses; and the costs associated with insurance.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2012.  Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of June 4, 2013, and which we have no current intention to update.

	Monthly Traffic Results (a)					Year to Date Traffic Results (a)

	May 2013	May 2012	Change			May 2013	May 2012	Change
RPMs (000):
Domestic	9,824,453	9,784,252	0.4%			45,238,910	45,571,397	(0.7%	)
Delta Mainline	7,901,135	7,739,685	2.1%			36,464,925	35,925,553	1.5%
Regional	1,923,317	2,044,567	(5.9%	)		8,773,986	9,645,844	(9.0%	)
International	6,943,378	6,748,201	2.9%			30,150,891	29,967,866	0.6%
Latin America	1,172,311	1,060,844	10.5%			6,274,846	5,830,949	7.6%
Delta Mainline	1,151,086	1,043,853	10.3%			6,185,592	5,764,401	7.3%
Regional	21,225	16,991	24.9%			89,254	66,548	34.1%
Atlantic	3,706,712	3,632,725	2.0%			14,046,721	14,604,649	(3.8%	)
Pacific	2,064,355	2,054,632	0.5%			9,829,324	9,532,268	3.1%
Total System	16,767,831	16,532,453	1.4%			75,389,801	75,539,263	(0.2%	)

ASMs (000):
Domestic	11,625,466	11,460,544	1.4%			54,947,187	54,935,127	0.0%
Delta Mainline	9,198,540	8,954,463	2.7%			43,372,548	42,526,699	2.0%
Regional	2,426,927	2,506,081	(3.2%	)		11,574,639	12,408,428	(6.7%	)
International	8,156,483	8,189,360	(0.4%	)		36,856,187	38,038,484	(3.1%	)
Latin America	1,409,048	1,351,835	4.2%			7,623,143	7,465,760	2.1%
Delta Mainline	1,381,285	1,326,368	4.1%			7,502,180	7,360,614	1.9%
Regional	27,763	25,467	9.0%			120,963	105,146	15.0%
Atlantic	4,320,765	4,295,248	0.6%			17,484,821	18,637,278	(6.2%	)
Pacific	2,426,671	2,542,277	(4.5%	)		11,748,223	11,935,446	(1.6%	)
Total System	19,781,950	19,649,904	0.7%			91,803,374	92,973,611	(1.3%	)

Load Factor:
Domestic	84.5%	85.4%	(0.9)		pts	82.3%	83.0%	(0.7)		pts
Delta Mainline	85.9%	86.4%	(0.5)		pts	84.1%	84.5%	(0.4)		pts
Regional	79.2%	81.6%	(2.4)		pts	75.8%	77.7%	(1.9)		pts
International	85.1%	82.4%	2.7		pts	81.8%	78.8%	3.0		pts
Latin America	83.2%	78.5%	4.7		pts	82.3%	78.1%	4.2		pts
Delta Mainline	83.3%	78.7%	4.6		pts	82.5%	78.3%	4.2		pts
Regional	76.5%	66.7%	9.8		pts	73.8%	63.3%	10.5		pts
Atlantic	85.8%	84.6%	1.2		pts	80.3%	78.4%	1.9		pts
Pacific	85.1%	80.8%	4.3		pts	83.7%	79.9%	3.8		pts
Total System	84.8%	84.1%	0.7		pts	82.1%	81.2%	0.9		pts

Mainline Completion Factor	99.9%	99.7%	0.2		pts

Passengers Boarded	14,263,991	14,184,606	0.6%			65,034,919	65,495,336	(0.7%	)

Cargo Ton Miles (000):	194,134	206,237	(5.9%	)		943,762	969,091	(2.6%	)

Endnote:

a  Results include flights operated under contract carrier arrangements.